19505 Biscayne Blvd. ● Suite 2350 ● Aventura, FL 33180 ● legal@ascentpartnersllc.com

VIA EMAIL

To:	BitGo Trust Company, Inc.
6216 Pinnacle Place
Suite 101
Sioux Falls, SD 57108

collateralmanagement@bitgo.com

bitgoprime@bitgo.com

legal@bitgo.com

March 12, 2026

Re: Termination of Account Control Agreement

To Whom it May Concern:

Reference is made to the Account Control Agreement (the “Control Agreement”), effective September 29, 2025, among Profusa, Inc. (f/k/a NorthView Acquisition Corporation), a Delaware corporation (the “Pledgor”), Ascent Partners Fund LLC, a Delaware limited liability company (the “Secured Party”), BitGo Prime LLC (the “Delegate”) and BitGo Trust Company, Inc. (the “Custodian”). Capitalized terms used but not defined herein are used herein as defined in the Control Agreement.

This is to notify all of the other parties to the Control Agreement that, pursuant to Section 9(c) (Termination; Survival), and effective 30 days after the effective filing by the Pledgor of an 8-K describing the termination of the Control Agreement pursuant to this notice (to the extent such filing happens on or before 10 pm (Eastern Time) on March 12, 2026 (otherwise, this notice shall not be effective)), that the Secured Party hereby terminates the Control Agreement.

Please feel free to contact us should you require any additional confirmation.

Very truly yours,

ASCENT PARTNERS FUND LLC

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

CC:

bitgoprime@bitgo.com

ben.hwang@profusa.ca